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Exhibit 24

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Richard C. Notebaert, Oren G. Shaffer and Stephen E. Brilz, or any one of them, as his or her attorney-in-fact and agent, with full power of substitution, for him or her in any and all capacities, hereby giving and granting to said attorney-in-fact and agent full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully, to all intents and purposes, as he might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorney-in-fact and agent may or shall lawfully do, or cause to be done, in connection with the proposed filing by Qwest Communications International Inc., a Delaware corporation, with the Securities and Exchange Commission, under the provisions of the Securities Exchange Act of 1934, as amended, of an annual report on Form 10-K for the fiscal year ended December 31, 2004, including but not limited to, such full power and authority to do the following: (i) execute and file such annual report; (ii) execute and file any amendment or amendments thereto; (iii) receive and respond to comments from the Securities and Exchange Commission related in any way to such annual report or any amendment or amendments thereto; and (iv) execute and deliver any and all certificates, instruments or other documents related to the matters enumerated above, as the attorney-in-fact in his sole discretion deems appropriate.

        This power of attorney has been duly executed below by the following persons in the capacities indicated on this 17th day of February, 2005.

/s/ LINDA G. ALVARADO Linda G. Alvarado	Director
/s/ PHILIP F. ANSCHUTZ Philip F. Anschutz	Director
/s/ THOMAS J. DONOHUE Thomas J. Donohue	Director
/s/ CHARLES L. BIGGS Charles L. Biggs	Director
/s/ K. DANE BROOKSHER K. Dane Brooksher	Director
/s/ CANNON Y. HARVEY Cannon Y. Harvey	Director
/s/ PETER S. HELLMAN Peter S. Hellman	Director

/s/ VINOD KHOSLA Vinod Khosla	Director
/s/ FRANK P. POPOFF Frank P. Popoff	Director
/s/ CRAIG D. SLATER Craig D. Slater	Director

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  Exhibit 24
POWER OF ATTORNEY